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                                                                     EXHIBIT 4.2



              FIRSTFED BANCORP, INC.
            DIVIDEND REINVESTMENT AND
               STOCK PURCHASE PLAN
                AUTHORIZATION CARD
OPTIONAL CASH PAYMENT ENCLOSED $
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(An optional cash payment may be made at the time of enrollment.)

     Social Security or Tax Identification Number
     [                                          ]
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Print name exactly as it appears on certificate:

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Print address:
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Please enroll me in the Dividend Reinvestment and Stock Purchase Plan as
indicated below:
        Check one block only:
[ ]     FULL DIVIDEND REINVESTMENT
        I wish to apply dividends on all shares of FirstFed Bancorp, Inc. Common Stock registered in my name and any optional cash payments I may make to the purchase of additional shares.
[ ]     PARTIAL DIVIDEND REINVESTMENT
        I wish to apply the dividends on                whole shares registered
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        in my name and any optional cash payments I may make to the purchase of additional shares.
I acknowledge receipt of the Dividend Reinvestment and Stock Purchase Plan Prospectus and agree to the terms and conditions of the Plan as stated therein.
Date:                          , 19
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                    Signature

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                    Signature

This Authorization Card must be signed by all registered owners of the shares to which it applies.

                             THIS IS NOT A PROXY.
         RETURN THIS CARD ONLY IF YOU WISH TO PARTICIPATE IN THE PLAN.